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                                                                    Exhibit 23.1

Letterhead of PricewaterhouseCoopers

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated February 16, 1999 related to the financial statements and financial statement schedule of Town Sports International, Inc. and Subsidiaries which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
July 8, 1999